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                                                                Exhibit 5.1



                                   [LETTERHEAD]


                                                                August 11, 2000


Lightbridge, Inc.
67 South Bedford Street
Burlington, Massachusetts 01803

Ladies and Gentlemen:

     We have acted as counsel for Lightbridge, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offering by the Company of 1,350,000 shares (the "Shares") of its common stock, $.01 par value, issuable to the Lightbridge, Inc. 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan").

     In arriving at the opinions expressed below, we have examined and relied on the following documents:

   i)   the Registration Statement;
  ii)   the Plan;
 iii)   the Certificate of Incorporation and By-Laws of the Company; and
  iv)   a written consent adopted by the Board of Directors as of March 10,
        2000

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

     We express no opinion other than as to the General Corporation Law of the State of Delaware.





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August 11, 2000
Page 2


     Based upon the foregoing, we are of the opinion that:

1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,

                                              Foley, Hoag & Eliot LLP

                                              By: /s/ John D. Patterson, Jr.
                                                  A Partner